Exhibit 10.14

Higher Education Press National Computer Rank Examination

Online Course Video Resource Purchase Contract

Contract No.:

Project name: National Computer Rank Examination Online Course Video Resource Procurement Project

Party A: Higher Education Press Co., Ltd.

Party B: Beijing Huaxia Dadi Distance Learning Services Co., Ltd.

Date of Execution: December 19, 2017

Signed at: Xicheng District, Beijing City

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Table of Contents

I.	General Provisions	3
II.	Responsibilities of Party A	3
III.	Responsibilities of Party B	3
IV.	Project Schedule	4
V.	After-Sale Service	4
VI.	Consideration and Taxes	4
VII.	Payment Terms	4
VIII.	Intellectual property	5
IX.	Amendment	6
X.	Liability for Breach	6
XI.	Termination	7
XII.	Force Majeure	7
XIII.	Confidentiality	8
XIV.	Dispute Resolution	8
XV.	Exhibits	8
XVI.	Effect and Miscellaneous	9
XVII.	Signatures	10

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I. General Provisions

1.1 This contract is entered into by and between Higher Education Press Co., Ltd. (hereinafter referred to as “Party A”) and Beijing Huaxia Dadi Distance Learning Services Co., Ltd. (hereinafter referred to as “Party B”) in accordance with the following terms and conditions.

1.2 In order to procure online course video resources for National Computer Rank Examination, Party A decided to make purchase from Party B.

1.3 In order to ensure smooth operation of the project, through negotiation, Party A and Party B entered into this contract regarding National Computer Rank Examination Online Course Video Resource Procurement project pursuant to requirements of the Contract Law of the People’s Republic of China.

1.4 The location of installation and operation of goods hereunder is the place designated by Party A.

1.5 The development targets of the project should be as follows: within 1 month after the execution of this contract, the online course video resources of 404 class hours for 7 courses and 50 sets of test papers for each course shall be delivered. Within 6 months after the execution of this contract, the online course video resources of 236 class hours for the other 4 courses and 50 sets of test papers for each course shall be delivered.

1.6 Scope of technical services: see exhibits for details.

II. Responsibilities of Party A

2.1 Party A shall specify tasks and requirements for National Computer Rank Examination Online Course Video Resource Procurement project. Party A shall be responsible for the overall organizational work of the project, and reserve the rights to propose appropriate modification to the project development plan according to actual work needs.

2.2 Party A shall provide necessary personnel to assist with the faculty staffing.

2.3 The internal data provided by Party B shall be kept in confidence by Party A. Party A shall not disclose Party B’s trade secret and technical secret to any third parties.

III. Responsibilities of Party B

3.1 Party B shall prepare video resources of 640 class hours for 11 courses and 50 sets of test papers for each course according to procurement content stipulated in National Computer Rank Examination Online Course Video Resource Procurement project. Party B shall be responsible for the performance of specific tasks, such as faculty staffing, video filming, place arrangement and video editing, to complete various development tasks and ensure that all targets of the project will be achieved.

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 3.2 Without Party A’s written authorization or consent, Party B shall not transfer the project to any third party to provide relevant products and services. The results of the project (including any independent part) shall not infringe intellectual property and other lawful rights of others or face similar accusations. Otherwise, Party B shall bear all the liabilities.

3.4 Party B shall ensure sufficient personnel and reasonable personnel structure, establish an effective project management system, and improve various guarantee measures and quality control to ensure the smooth operation of the project.

3.5 Party B shall enhance risk analysis and control of the project, analyze risk of the project in details, and have reliable control

IV. Project Schedule

From the date of execution of this contract, Party B shall fulfill its obligations stipulated in this contract and complete all task on time as scheduled. The overall development schedule for this project is as follows:

4.1 Within 1 month after the execution of this contract, the online course video resources of 404 class hours for 7 courses and 50 sets of test papers for each course shall be delivered. Within 6 months after the execution of this contract, the online course video resources of 236 class hours for the other 4 courses and 50 sets of test papers for each course shall be delivered.

V. After-Sale Service

Party B shall provide Party A with a warranty period of one year for free from the date of acceptance of the project results. During the warranty period, Party B shall make modification and content update to the video resources for free, and the specific modifications and updates are determined by Party A. If Party A needs large-scale modifications to the course, such as remaking or additional course filming, reediting or additional video editing, Party B shall provide paid services.

VI. Consideration and Taxes

6.1 The consideration of this contract is RMB 1,090,000, in words RMB One Million and Ninety Thousand Yuan, as detailed in Exhibit 1 - Detailed Price List.

6.2 All taxes and fees related to this contract shall be borne by Party B.

VII. Payment Terms

7.1 Payments in this contract shall be made in RMB. Other than the aforesaid, Party A shall not pay any other fees to Party B. Party B shall not charge any fees to Party A’s users.

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7.2 The payment to Party B shall be made by Party A in installments. The specific payment method and schedule are as follows:

7.2.1 After the execution of this contract and within 6 business days after receipt of Party B’s payment application, Party A shall pay Party B 80% of this contract price, i.e. RMB: 872,000 (in words: Eight Hundred and Seventy Two Thousand Yuan).

Payment documents include:

a)	Party B’s payment application

b)	Invoice (commercial invoice)

7.2.2 Within 1 month after the acceptance of the project, if there is no dispute, Party A shall pay Party B 20% of this contract price within 6 business days after receipt of Party B’s payment application, i.e. RMB: 218,000 (in words: Two Hundred and Eighteen Thousand Yuan).

a)	Party B’s payment application

b)	Invoice (commercial invoice)

c)	Project acceptance documents

7.3 The payment of this contract shall be made by transfer cheques or other statutory payment methods by Party A to Party B according to the terms of this contract.

7.4 Party B’s bank account and address:

Account Name: Huaxia Dadi Distance Learning Services Co., Ltd

Bank of Deposit: Beijing Shangdi Sub-branch, Bank of Communications

Address: 5th Floor, Jingkai Building, No. 1 Disheng North Street, Economic and Technological Development Zone, Beijing

Account Number: 110060974018800015919

VIII. Intellectual Property

8.1 Party B agrees to, and hereby does, grants Party A worldwide and perpetual license of its proprietary copyright, information network dissemination rights and distribution rights in all the video resource of the courses (all or in part) in the separate or mixed forms of books, audio and video products, electronic publications, online publications, new media (the forms of media currently known or will be developed in future, except paper publications, audio and video products, electronic publications, and online publications) in Simplified and Traditional Chinese. Party A shall have the right to modify the video resources of the courses as necessary. Party A shall have the right to assign the rights granted by Party B to any third party.

8.2 Without the written consent of Party A, Party B shall not distribute or grant any third party to distribute the above-mentioned course video resources, and shall not utilize or assign the rights to Party A as provided in this contract to any third party.

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8.3 Party B represents and warrants it has the copyright of the above-mentioned course video resources and the right to grant license to Party A for use. Party B shall be liable for any infringement to other’s copyright, right of reputation, right of portrait, right of name and other rights and interests, or any third-party claims or lawsuits against Party A during the exercise of Party A’s the rights under in this contract. Party B shall assume all legal and financial responsibilities arising therefrom.

8.4 Party B shall provide Party A with the original video resource materials, the finished video resource materials in three formats (standard, high-definition, super-clear) and PPT materials for the development of the project, and protect Party A’s right of secondary development. Party B shall not provide them to any third party.

8.5 Party B shall indemnify Party A against any claims or lawsuits by a third party for infringement of its patent, trademark or intellectual property rights.

8.6 If Party A discovers that any third party has illegally used the intellectual property rights granted Party A without the permission of Party A, Party A may notify Party B to handle it on its own. Party B shall take appropriate action to stop such illegal use within 14 days upon receipt of Party A’s notice; otherwise, if Party A so requests, Party B shall authorize Party A to bring an action against such third party in accordance with the provisions of Chinese law and give Party A as much assistance as possible. Party A shall bear all the expenses incurred in the proceedings and shall be entitled to all the compensation paid according to the judgment. If Party B is responsible, Party B shall bear the corresponding responsibilities.

IX. Amendment

9.1 Except as provided in Article XII herein, any alteration, modification or supplement to this contract shall be valid only after the parties have signed a written document, which shall become an integral part of this contract as an appendix, and shall have the same legal effect as this contract.

9.2 If one party has suffered losses due to a unilateral change of this contract by the other party, the other party shall be liable for compensation.

X. Liability for Breach

10.1 If the video materials are not in conformity with this contract in terms of quality, specification, or quantity, and have defects upon confirmation, including potential defects or the use of non-conforming materials, Party A shall, based on the inspection results of the qualified quality inspection agency, have the right to request Party B to repair and improve or provide new substitutes with the performance and configuration not less than that of the originals within the time limit agreed by both parties, and Party B shall bear all expenses and risks, and compensate for all direct losses of Party A. If the substitutes still fail to meet the requirements hereof, Party A shall have the right to terminate this contract and request Party B to return the entire contract price that Party A has paid; meanwhile, Party A shall also have the right to file a claim against Party B (unless the liability should be borne by the insurance company or the shipping services).

10.2 In the course of performance of this contract, if Party B cannot deliver and provide services according to the time specified in this contract, Party B shall promptly notify Party A in writing of the facts of the delay, the possible time and reasons for the delay. Party A shall, upon receipt of Party B’s notice, evaluate the situation as soon as possible and determine whether to agree to extend the delivery time and provision of service as appropriate. If Party A agrees to extend this contract, this contract shall be amended and approved by both parties.

10.3 In the event of a problem with the project results delivered by Party B during the warranty period, and Party B fails to respond within the prescribed time after receiving the notice from Party A, Party B shall pay Party A the compensation for delay. For each delay, Party B shall pay one-thousandth of the total contract price.

10.4 Except as provided in Article XII herein, if Party B has delayed delivery or provision of services, Party A shall, without prejudice to other remedies hereunder, deduct the compensation for delay from the contract price. Compensation is calculated at 0.5 percent (0.5%) of the total contract price for each week of delay and for less than one week until delivery or service is rendered. The maximum amount of compensation for delay shall be 5 percent (5%) of the contract price, and Party B shall continue to perform its obligations hereunder. Once the maximum amount of compensation for delay is reached, Party A shall have the right to terminate this contract, and Party B shall return all payments made by Party A and compensate Party A for the losses.

10.5 If Party B fails to respond within 20 days after Party A has made the notice of claim, the claim shall be deemed to have been accepted by Party B.

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XI. Termination

In the event that part or all of this contract cannot be performed as a result of non-performance or material breach of this contract by either party, the other party shall have the right to claim against the breaching party and terminate this contract in part or in whole. If any part of this contract is terminated, the breaching party shall, in addition to bearing the liability for breach as stipulated in this contract, continue to perform the remainder hereof.

11.1 Breach of Contract

Under the condition that any remedial measures taken by Party A due to Party B’s breach of contract are not affected, Party A may send a written default notice to Party B, requesting partial or complete termination of this contract:

(1)	if Party B fails to provide part or all of the goods or services within the time limit specified herein or to which Party A agrees to extend according to this contract and meet the development requirements and services specified herein;

(2)	if Party B fails to perform any other obligations in this contract.

If Party A, according to the above provisions, partially or completely terminates this contract with Party B, Party A may, through the negotiation with Party B, purchase goods or services similar to the undelivered ones in the way Party A deems appropriate. Party B shall bear the additional costs incurred by Party A for purchasing similar goods or services (the amount of expenditure should not exceed 5% of the total contract price).

11.2 Termination of Contract due to Bankruptcy

If Party B is bankrupt or insolvent, Party A may at any time notify Party B in written form of the proposition to terminate this contract without compensation to Party B and Party A has the right to request Party B to return Party A’s contract payments that have been made. The termination of this contract does not affect the rights of any actions or remedial methods that Party A has taken or will take.

11.3 Termination of Contract at Party A’s Convenience

11.3.1 Party A may, at its own convenience and at any time, notify Party B in written form of the proposition to partially or completely terminate this contract. The termination notice shall specify the fact that the termination of this contract is at Party A’s convenience, the extent and effective date of the termination of contract.

11.3.2 For goods that Party B has completed and are ready for delivery within 30 days after receipt of termination notice, Party A shall accept according to the original contract price and terms. For the remaining goods, Party A may:

(1)	allow any part to be completed and delivered according to the original contract price and terms;

(2)	cancel the remaining goods, and pay Party B for its partially completed goods and services according to the amount agreed by both parties and the expenses previously invested by Party B.

XII. Force Majeure

12.1 The force majeure events as stipulated in this contract mean those which are unforeseeable and their occurrences and consequences are inevitable and unconquerable at the time of this contract, such as war, natural disasters, like severe wind and fire, flood, snow disaster, earthquake, as well as uncontrollable policy events by both parties, and other force majeure events agreed by both parties.

12.2 If either party is unable to perform this contract due to any force majeure event, the time limit for performance of this contract should be extended, and the extended time limit should be equivalent to the time under influence of the force majeure event.

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12.3 The party under influence should inform the other party in writing or by fax as soon as possible after the force majeure event, and send the documentary evidence issued by the proper authorities through EMS or registered mail to the other party for confirmation within 14 days after the event. Once the influence of force majeure event lasts for over 120 days, both parties should reach an agreement for further performance of this contract in a reasonable time through friendly negotiation, and Party A can also consider termination of this contract.

12.4 If the force majeure event happens after the one party’s delay of performance of this contract, that party cannot be exempted from the corresponding responsibilities.

XIII. Confidentiality

13.1 Party A and Party B shall sign and abide by a Confidentiality Agreement. See Exhibit 2 -Confidentiality Agreement.

13.2 Without consent of the other party in writing, any technical document or contract data derived from the documents of this project and all materials of both parties involved in this project, including this contract, shall not be disclosed to any third party who has no connection with this contract.

XIV. Dispute Resolution

14.1 Disputes arising from performance of this contract or in connection with this contract shall be settled by amicable negotiation between the parties. If no settlement is reached within 60 days from the date of amicable negotiation, either party can file a lawsuit in the People’s Court in the place where this contract is entered into.

14.2 The arbitration fee shall be borne by the losing party, unless otherwise awarded by the arbitration tribunal.

14.3 In the period of litigation, both parties shall continue performance of the remaining parts of this contract, except the part under litigation.

14.4 This contract is governed by the laws of the People’s Republic of China.

XV. Exhibits

15.1 This contract is based on the following documents, and they have equal legal effect to this contract:

(1)	bidding document

(2)	tender document

In case of discrepancy between the aforesaid documents and this contract, this contract shall prevail. In case of discrepancy between the aforesaid documents, the one in front shall prevail.

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15.2 The following documents in connection with this contract, confirmed by both parties, shall be attached as exhibits to and constitute part of this contract.

Exhibit 1: Price Schedule

Exhibit 2: Confidentiality Agreement

Exhibit 3: Resources Development Organization and Implementation Plan

XVI. Effect and Miscellaneous

16.1 This Contract shall come into force from the date of execution and affixing of seals by the authorized representatives of both parties.

16.2 This Contract is made in five originals, three for Party A and two for Party B. The exhibits constitute an integral part of this contract, and they have equal legal effect to this contract.

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XVII. Signatures

Party A: Higher Education Press Co., Ltd. (Company Seal)

Special seal for this contract of Higher Education Press Co., Ltd.

Legal (Authorized) Representative (Signature):

Project Contact:

Address:

Fax:

Tel.:

Party B: Beijing Huaxia Dadi Distance Learning Services Co., Ltd. (Company Seal)

Special seal for this contract of Beijing Huaxia Dadi Distance Learning Services Co., Ltd.

Legal (Authorized) Representative (Signature): /s/ Xinghui Yang

Project Contact: Wang Peng

Address: 5th Floor, Jingkai Building, No. 1 Disheng North Street, Economic and Technological Development Zone, Beijing

Tel.: 010-57925024

Fax: 010-57925056

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